Exhibit 99.1

NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: Gregory M. Swalwell Vice President, Finance (972) 450-4228

Press Release

[Logo Omitted]

FOR IMMEDIATE RELEASE

NL INDUSTRIES, INC. ANNOUNCES 2004 FIRST QUARTER DIVIDEND

     DALLAS, TEXAS - February 19, 2004 - NL Industries, Inc. (NYSE: NL) announced that its board of directors has declared a regular quarterly dividend equal to twenty cents per share on its common stock. The dividend will be paid in the form of common stock of Kronos Worldwide, Inc. ("Kronos") (NYSE: KRO) owned by the Company, valued based on the closing sale price of Kronos common stock on February 18, 2004 of $28.00 per share. The dividend is payable on March 29, 2004 to shareholders of record at the close of business on March 11, 2004. Shareholders will receive cash in lieu of fractional shares of Kronos common stock to be paid in the dividend.

     NL Industries, Inc. is a major international producer of titanium dioxide pigments.

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